Exhibit 10.4

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (this “Amendment”) is made and entered into as of November 19, 2025, by and between XCF Global Capital, Inc., a Nevada corporation (the “Company”), GL Part SPV I, LLC (the “Holder”) and, for purposes of Section 1.3 only, XCF Global, Inc., a Delaware corporation (“XCF Global”)..

RECITALS

WHEREAS, the Company issued that certain Promissory Note dated April 17, 2025 (the “Note”) in the principal amount of $2,500,000 (Two million five hundred thousand dollars); and

WHEREAS, the parties desire to amend the Note to provide for the Holder’s ability to convert the Note into shares of the Class A common stock, par value $0.0001 per share, of XCF Global (“Common Stock”), on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Conversion Right

1.1 Optional Conversion. At any time prior to repayment in full of the Note, the Holder may, by delivering a written notice of conversion (a “Conversion Notice”) to XCF Global, elect to convert all or any portion of the outstanding principal and any accrued but unpaid interest on the Note (such amount specified by the Holder, the “Conversion Amount”) into that number of fully paid and non-assessable shares of Common Stock calculated by dividing the Conversion Amount by the Conversion Price (as defined below) (such shares, the “Conversion Shares”).

1.2 Conversion Price. The “Conversion Price” shall equal the greater of:

(i) the closing price of the Common Stock, as reported on the principal trading market for the Common Stock, on the trading day immediately prior to the date of this Amendment; and

(ii) the average closing price of the Common Stock, as reported on the principal trading market for the Common Stock, for the five (5) consecutive trading days immediately preceding the date of this Amendment.

1.3 Mechanics of Conversion. Within five (5) business days after receipt of a Conversion Notice, XCF Global shall issue and deliver to the Holder the applicable number of Conversion Shares. Fractional shares shall be rounded down to the nearest whole share. In the event that the Conversion Amount is less than the full amount of the principal and accrued but unpaid interest outstanding at the time of conversion, the amount payable by the Company pursuant to the Note shall be reduced by such Conversion Amount without any further action on the part of the Company or the Holder.

1.4 Restricted Securities;. The Conversion Shares have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or the securities commission of any state. The Note was issued and any Conversion Shares will be issued in reliance upon one or more exemptions from registration under the Securities Act, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws, and any Conversion Shares issued pursuant to the Note shall bear restrictive legends to that effect.

2. No Other Amendments

Except as expressly modified by this Amendment, all other terms and provisions of the Note shall remain in full force and effect. This Amendment shall be deemed part of and incorporated into the Note for all purposes.

3. Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts-of-law principles.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

XCF GLOBAL CAPITAL, INC.		GL PART SPV I, LLC

By:	/s/ Simon Oxley	By:	/s/ Majique Ladnier
Name:	Simon Oxley	Name:	Majique Ladnier
Title:	Chief Financial Officer	Title:	Sole Member
Date:	November 19, 2025	Date:	November 19, 2025

For purposes of Section 1.3 only:	XCF GLOBAL, INC.

	By:	/s/ Simon Oxley
	Name:	Simon Oxley
	Title:	Chief Financial Officer
	Date:	November 19, 2025